Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

July 21, 2017

Ladenburg Thalmann & Co. Inc.

4400 Biscayne Boulevard, 14th Floor

Miami, Florida 33137

Re:	Cyclacel Pharmaceuticals, Inc.

Ladies and Gentlemen:

This opinion is furnished to you, at the request of our client, Cyclacel Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, pursuant to Section 2.3(vii) of the Underwriting Agreement, dated July 19, 2017 (the “Agreement”), by and between the Company and Ladenburg Thalmann & Co. Inc. Terms used in this opinion, unless otherwise defined, shall have the respective meanings assigned thereto in the Agreement. The Company has filed with the Securities and Exchange Commission (the “Commission”) (i) registration statements on Form S-1 (File No. 333-218305) and on Form S-1MEF (File No. 333-219340), pursuant to which (a) Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a warrant to purchase one share of Common Stock, (b) Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of the Company’s Series A convertible preferred stock, par value $0.001 per share (“Series A Preferred Stock”) and a warrant to purchase a number of shares of Common Stock equal to $1,000 divided by the conversion price of the Series A Preferred Stock (the warrants included in Class A Units and Class B Units and issued in connection with exercise of Over-Allotment Option, each a “Warrant” and, collectively, the “Warrants”), (c) 990,000 shares of Common Stock and 990,000 Warrants in connection with exercise of the Over-Allotment Option, (d) shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock and (e) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) issued under each of the Class A Units and the Class B Units and in connection with the overallotment granted to the Representative ((a) through (e) collectively, the “Securities”), with an aggregate offering price of up to $15,180,000 (which includes an aggregate of $1,980,000 included in Over-Allotment Option) have been registered (the “Registration Statement”), and (ii) a prospectus dated July 20, 2017 and a prospectus dated July 21, 2017 (collectively, taken together with all documents incorporated by reference therein, the “Prospectus”) relating to the issuance pursuant to the Registration Statement of the Securities.

In connection with the rendering of the opinions set forth below, we have examined and relied upon the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”); such records of the meetings of the Board of Directors (including committees thereof) of the Company as we have deemed material (the “Resolutions”); the Registration Statement, together with the exhibits thereto, filed with the Commission; the Prospectus; the Transaction Documents; and such other certificates, records and documents as we have deemed necessary for the purposes of this opinion.

Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have relied, in the absence of our actual knowledge to the contrary and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

July 21, 2017

with your permission, upon certificates, statements and representations of the Company contained in or pursuant to the Agreement and the certificates being delivered in connection with the closing of the sale of the Securities and upon statements contained or incorporated by reference in the Registration Statement and the Prospectus.

In our examination of the documents referred to above, we have assumed, with your permission and without independently verifying such assumptions, (i) the genuineness of all signatures on all documents and instruments examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of such documents. We have further assumed, also with your permission and without independent inquiry or investigation, that you have all requisite power and authority, have taken all necessary action (corporate or otherwise), and have received all necessary consents and approvals, to authorize, execute and deliver the Agreement, and to effect the transactions contemplated thereby, that the Agreement has been duly authorized and validly executed and delivered by you, and that the Agreement constitutes your legal, valid and binding obligation. We have further assumed that you have complied with all applicable federal, state and non-U.S. securities laws and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in effecting the transactions contemplated by the Agreement.

In rendering the opinions set forth herein, any reference to “our knowledge,” “known to us,” “of which we are aware” or words of similar import shall mean the actual awareness of the existence or absence of any facts or other information by any lawyer in this firm who is rendering substantive legal services to the Company with respect to the transactions contemplated by the Agreement. However, except as expressly set forth in this opinion letter, we have not undertaken any independent investigation, including, without limitation, any investigation of corporate, court or other documents or records, to determine the existence or absence of any such facts or other information, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation, and no inference as to our knowledge or the existence or absence of any facts or other information should be drawn from the fact of our representation of the Company. Specifically, but without limitation, we have not searched the dockets of any courts and we have not made any inquiries of securityholders or employees of the Company other than certain officers.

Our opinion expressed in paragraph 1 below as to the valid existence and good standing of the Company in the State of Delaware is based solely upon a certificate of legal existence and good standing, dated July 19, 2017, issued by the Secretary of State of the State of Delaware. Our opinion expressed in paragraph 1 below as to the due qualification and good standing of the Company in the State of New Jersey is based solely upon a certificate dated as of July 19, 2017, issued by the Secretary of State of the State of New Jersey. Our opinion expressed in paragraph 5 below (i) as to the Registration Statement having been declared effective under the Securities Act is based solely on an EFFECT notice filed by the Commission and (ii) as to no stop order suspending the effectiveness of the Registration Statement is based solely upon confirmation on July 21, 2017 from the Commission's website at https://www.sec.gov/litigation/stoporders.shtml.

We call your attention specifically to the fact that we are not admitted to practice in the State of Delaware. We have made no investigation of Delaware law (other than with respect to the Delaware law as set forth below) nor consulted with counsel admitted to practice law in the State of Delaware.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

July 21, 2017

Our opinions below are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware and the state laws of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed herein are based upon currently existing statutes, rules, regulations and judicial decisions and, except as otherwise noted, are rendered as of the date hereof. We disclaim any obligation to advise you of any change in the foregoing sources of law, subsequent developments in the law, or changes in facts or circumstances which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. We express no opinion with respect to any questions of choice of law, choice of venue or conflicts of laws.

This opinion letter shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (May 1998).

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act.

Finally, we express no opinion, statement or belief with respect to (i) the enforceability of any provisions of the Transaction Documents purporting to provide for the payment of liquidated or consequential damages, penalties, attorneys’ fees or other costs, (ii) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (iii) any other financial or accounting data or calculations (including the data contained in the sections entitled “Capitalization” and “Dilution” in the Prospectus), included or incorporated or deemed incorporated by reference in, or omitted from, the Registration Statement or the Prospectus, or (iv) any statistical or scientific data.

Based upon the foregoing assumptions, limitations and qualifications, and subject to the last paragraph of this letter, we are of the opinion that:

1.       The Company is a corporation, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2016). The Company is duly qualified to do business and is in good standing in the State of New Jersey.

2.       The Transaction Documents, including but not limited to the Company’s obligations under the Over-allotment Option, have been duly and validly authorized and executed by the Company and constitute the valid and binding obligations of the Company, and, with respect to the Warrants, are enforceable against the Company in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

July 21, 2017

3.       The Public Securities (including the issuance of the Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrants) have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable. The Conversion Shares and Warrant Shares have been duly and validly authorized and reserved for issuance, and when issued upon the conversion of the Preferred Stock and the exercise of the Warrants in accordance with the respective terms therein, will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights arising under the Certificate of Incorporation or Bylaws.

4.       The authorized capital stock of the Company is as set forth in the Prospectus.

5.       The Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued, and to our knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission. Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

6.       The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. The Public Securities offered pursuant to the Prospectus conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States or state statute or regulation required to be described in the Prospectus is not described as required, nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

7.       The execution, delivery and performance of the Agreement, including but not limited to the Over-allotment Option, and the Lock-Up Agreements, and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Public Securities, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment, instrument or agreement filed as an exhibit to the Registration Statement, (b) result in any material violation of the provisions of the Certificate of Incorporation or any other governing documents of the Company, or (c) violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

July 21, 2017

8.       To our knowledge, except as disclosed in the Registration Statement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), of the Company or its Subsidiaries, or affecting any of its properties or assets.

9.       No consent, approval, authorization or filing with or order of the Trading Market, any U.S. Federal, State of Delaware or State of New York court or governmental agency or body having jurisdiction over the Company is required, under the laws, rules and regulations of the United States of America and the States of Delaware and New York for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made with or obtained by the Trading Market or FINRA, (ii) such as have been made or obtained under the Securities Act and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Public Securities by you in the manner contemplated in the Agreement and in the Prospectus, as to which we express no opinion.

10.      The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

This firm has participated in conferences with officers and other representatives of the Company, the Representative and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus contained therein and related matters were discussed and, although this firm is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to our attention which lead us to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of this opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto, each as of their respective dates, complied as to form in all material respects with the requirements of the Securities Act and rules and regulations thereunder.

This letter is furnished to you under the terms of the Agreement, is solely for your benefit as the Representative, and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose except with our prior written consent.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

July 21, 2017

Very truly yours,

/S/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ, LEVIN, COHN, FERRIS,
GLOVSKY AND POPEO, P.C.

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